                                                                                   Exhibit 5.3

                                                                                 Hunton & Williams LLP
                                                                                 1751 Pinnacle Drive
                                                                                 Suite 1700
                                                                                 McLean, Virginia 22102

                                                                                 Tel      703 o 714 o 7400
                                                                                 Fax      703 o 714 o 7410

December 19, 2003

O'Sullivan Industries-Virginia, Inc.
1900 Gulf Street
Lamar, Missouri  64759

                  Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

                  We are issuing this opinion letter in our capacity as special legal counsel to O'Sullivan
Industries-Virginia, Inc. (the "Guarantor"), in connection with the Guarantor's proposed guarantee, along with the other guarantors under the Indenture (as defined below), of $100,000,000 in aggregate principal amount of
10.63% Senior Secured Exchange Notes due 2008 (the "Exchange Notes").  The Exchange Notes are to be issued by
O'Sullivan Industries, Inc., a Delaware corporation (the "Issuer"), pursuant to a Registration Statement on
Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").  Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement."  The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantor (the "Guarantee") along with the other guarantors under the Indenture.  The Exchange Notes and the
Guarantee are to be issued pursuant to the Indenture (as amended and supplemented from time to time, the
"Indenture"), dated as of September 29, 2003 by and among the Issuer, the Guarantor, the other guarantors under the Indenture and The Bank of New York.

                  In that connection, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i)  the Articles of Incorporation and Bylaws of the Guarantor; (ii) minutes and records of the corporate proceedings of the Guarantor with respect to the issuance of the Exchange Notes and the Guarantee; (iii) the Indenture and (iv)  the Registration Statement.

                  For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies.  We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Guarantor, and the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantor.  As to any facts material to the opinions expressed herein, we have not independently established or verified such facts and we have relied upon statements and representations of officers and other representatives of the Guarantor and others and no inference as to our knowledge concerning such facts should be drawn by such reliance.

                  Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

                  Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

(i)      The Guarantor is a corporation validly existing under the laws of State of Virginia.

(ii)     The Guarantor has the requisite corporate power and authority to execute and deliver the Indenture and to perform its obligations thereunder.

(iii)    The execution and delivery of the Indenture by the Guarantor and the performance of its obligations thereunder, has been duly authorized by the Guarantor and does not violate the articles of incorporation or bylaws of the Guarantor or any applicable provision of Virginia law or require any consent of any Virginia governmental authority.

                  We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement.
We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

                  Our advice on each legal issue addressed in this letter is based exclusively on the internal law of the State of Virginia and the Virginia case law decided thereunder.

                  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.  We assume no obligation to revise or supplement this opinion should the present laws of the State of Virginia be changed by legislative action, judicial decision or otherwise.

                  This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes, except that Kirkland &
Ellis LLP may rely upon this opinion to the same extent as if it were an addressee hereof.

                                                          Yours very truly,
                                                          /s/ Hunton & williams llp

                                                          HUNTON & WILLIAMS LLP